UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2007

Commission File Number: 333 - 134175

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

207 West Hastings Street, Suite 1209, Vancouver, British Columbia, Canada V6B 1H7
(Address of principal executive offices)

604-899-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Election of Directors.

Effective April 2, 2007 the board of directors of Lexington Energy Services Inc. has elected Elston Johnston as a director of the corporation. Mr. Johnston will receive 325,000 restricted common shares of the corporation as compensation for 1 year of director services beginning on April 2, 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Compensation of Directors

Effective April 2, 2007, the board of directors of Lexington Energy Services Inc. has amended the bylaws of the corporation to allow for the payment of a stated salary to directors of the corporation for their director services and/or for their services as special or standing committee members.

Before the amendment, the section of the bylaws related to compensation of directors read:

“Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.”

As amended, the section of the bylaws related to compensation of directors now reads:

“Directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Directors who are members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007		LEXINGTON ENERGY SERVICES INC.
(Registrant)

	By:	/s/ Larry Kristof
Director, President, Chief Executive
Officer, Chief Financial Officer